Exhibit 4.4
CERTAIN IDENTIFIED INFORMATION MARKED BY [***] HAS BEEN EXCLUDED FROM THIS EXHIBIT BECAUSE IT IS BOTH (I) NOT MATERIAL AND (II) WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED

AMENDMENT to Note Purchase Agreement
This AMENDMENT to Note Purchase Agreement (“Amendment”) is entered into as of October 18, 2017 by and among Oaktree Capital Management, L.P., a Delaware limited partnership (the “Company”), Oaktree Capital I, L.P., a Delaware limited partnership (“Oaktree Capital I”), Oaktree Capital II, L.P., a Delaware limited partnership (“Oaktree Capital II”), Oaktree AIF Investments, L.P., a Delaware limited partnership (“Oaktree AIF” and collectively with the Company, Oaktree Capital I and Oaktree Capital II, the “Obligors”), and the undersigned holders (the “Holders”) of the Notes (as hereinafter defined) party hereto. Unless otherwise defined or amended herein, capitalized terms used in this Amendment shall have the meanings assigned to them in the Note Purchase Agreement (as hereinafter defined).
Recitals
WHEREAS, the Company and the Holders have agreed to amend certain provisions of that certain note purchase agreement (the “Note Purchase Agreement”), dated as of July 11, 2014 among the Obligors and the purchasers listed on Schedule B thereto relating to the issuance and sale of the Company’s 3.91% Senior Notes, Series A, due September 3, 2024, the Company’s 4.01% Senior Notes, Series B, due September 3, 2026, and the Company’s 4.21% Senior Notes, Series C, due September 3, 2029 (collectively, the “Notes”), and as otherwise amended and in effect from time to time, on the terms and conditions expressly set forth herein.
Now therefore, in consideration of the premises and the mutual agreements herein contained, the parties hereto agree as follows:
SECTION 1. REPRESENTATIONS and Warranties
The Obligors, jointly and severally, represent and warrant to each Holder that:
§1.1    Organization, Power and Authority.
    Each Obligor is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and is duly qualified as a foreign limited partnership and in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified and in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the limited partnership power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact its business and to execute this Amendment.
§1.2    Authorization, etc.
    This Amendment has been duly authorized by all necessary limited partnership action on the part of each Obligor, and this Amendment constitutes a legal, valid and binding obligation of each Obligor, enforceable against each of them in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
§1.3    Compliance with Laws, Other Instruments, etc.
    The execution, delivery and performance by each Obligor of this Amendment will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of any Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, shareholders agreement or any other Material agreement or instrument to which any Obligor or any Subsidiary is bound or by which any Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to any Obligor or any Subsidiary or (iii) violate any provision or other statute or other rule or regulation of any Governmental Authority applicable to any Obligor or any Subsidiary.
§1.4    Consent, etc.
    No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by any Obligor of this Amendment.
§1.5    Absence of Defaults.
    Immediately prior to the execution, delivery and performance of this Amendment, and after giving effect thereto, no Default or Event of Default will exist.

SECTION 2.     Amendment

The Note Purchase Agreement is hereby amended as of the date this Amendment becomes effective pursuant to Section 3.1 hereof in the following respects:
§2.1    Rating
    Section 9 of the Note Purchase Agreement is hereby amended, by inserting as a new Section 9.8 the following:

Section 9.8. Rating. At any time the Non-Recourse CLO Subsidiary Indebtedness exceeds $100,000,000 in aggregate principal amount, the Obligors shall ensure that a public rating of one of the Obligors’ long term unsecured debt has been issued by at least one (1) Rating Agency.

§2.1    Merger, Consolidation, Etc.
    Section 10.2 of the Note Purchase Agreement is hereby amended, by replacing the first paragraph of such provision with the following:

Each Obligor will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the Obligors’ assets (other than any CLO Subsidiaries) (measured on a collective basis across all Obligors), or all or substantially all of the Capital Stock of the Obligors’ Subsidiaries (measured on a collective basis across all Obligors) (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default or Event of Default shall have occurred and be continuing (i) any Person, including a Subsidiary or an Obligor, may merge into or consolidate with any of the Obligors in a transaction in which an Obligor is the surviving entity; (ii) any Person, other than an Obligor but including a Subsidiary, may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Subsidiary that is wholly owned by one or more of the Obligors; (iii) any Obligor may merge into or consolidate with any Subsidiary in a transaction in which the surviving entity is a Wholly Owned Subsidiary, provided that (solely in a case of such a transaction involving an Obligor other than Oaktree AIF), such Wholly Owned Subsidiary agrees to become an Obligor hereunder and executes and delivers documents reasonably requested by the Required Holders in form and substance reasonably satisfactory to the Required Holders with respect thereto (including, but not limited to, an opinion of counsel); (iv) any Subsidiary may sell, transfer, lease or otherwise dispose of its assets to any of the Obligors or to a Wholly Owned Subsidiary; (v) any Obligor may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to any other Obligor; (vi) any Obligor may sell, transfer, lease or otherwise dispose of its assets (including any Capital Stock) to a Wholly Owned Subsidiary of any Obligor,

provided that in the event such transaction results in a transfer, lease or other disposition of all or substantially all of the Obligors’ assets (measured on a collective basis across all Obligors) to one or more Subsidiaries, each Subsidiary agrees to become an Obligor hereunder and executes and delivers documents reasonably requested by the Required Holders in form and substance reasonably satisfactory to the Required Holders with respect thereto (including, but not limited to, an opinion of counsel); (vii) any Subsidiary may merge or consolidate with any other Person in a transaction in which the other Person is the surviving entity or sell, transfer, lease or otherwise dispose of its assets to any other Person which, in each case, (A) prior to such transaction did not have any operations and (B) the Obligors own the same type and percentage of equity interests in such other Person as the Obligors owned in such Subsidiary prior to such transaction; and (viii) Oaktree AIF or any Subsidiary of an Obligor may liquidate or dissolve if Oaktree AIF or such Obligor, respectively, determines in good faith that such liquidation or dissolution is in its best interests and is not materially disadvantageous to the holders of Notes.

§2.3    Liens
    Section 10.5 of the Note Purchase Agreement is hereby amended, (a) by replacing the text of such provision up to but not including paragraph (a) and the following, with the following:

The Obligors will not, and will not permit any Subsidiary (other than any CLO Subsidiary) to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, except:

and (b) by inserting at the end of Section 10.5 the following new paragraph:

Notwithstanding anything to the contrary in this Section 10.5, the Obligors shall not permit any of their CLO Subsidiaries to secure any Indebtedness outstanding under or pursuant to any Material Credit Facility unless and until the Notes (and any guaranty delivered in connection therewith) shall concurrently be secured equally and ratably with such Indebtedness pursuant to documentation reasonably acceptable to the Required Holders in substance and in form, including, without limitation, an intercreditor agreement and opinions of counsel to any such CLO Subsidiary from counsel that is reasonably acceptable to the Required Holders.

§2.4    Limitation on Priority Indebtedness
    Section 10.7(b) of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

The Obligors will not permit Priority Indebtedness at any time to exceed 15% of the difference between (a) Consolidated Total Assets and (b) the assets of the

CLO Subsidiaries (in each case, calculated as of the end of the most recently ended fiscal quarter for which financial statements have been delivered pursuant to Section 7.1).

§2.5    Restrictive Agreements; Negative Pledge Clauses
    Section 10.8 of the Note Purchase Agreement is hereby amended and restated in its entirety as follows:

The Obligors will not, and will not permit any of their respective Subsidiaries (other than any CLO Subsidiary) to, directly or indirectly, enter into, incur or permit to exist or become effective any agreement or other arrangement that prohibits, limits, restricts or imposes any condition upon (a) the ability of any Obligor or any Subsidiary to create, incur, assume or permit to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, or (b) the ability of any Subsidiary to pay dividends or other distributions on account of its Capital Stock or to make or repay loans or advances to the Obligors or any other Subsidiary or to deliver a Guaranty with respect to Indebtedness of the Obligors or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement; (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 10.8 (and any extension, renewal or amendment or modification thereof, provided that such extension, renewal, amendment or modification does not expand the scope of, any such restriction or condition); (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary, business or assets pending such sale, provided such restrictions and conditions apply only to the Subsidiary, business or assets that is to be sold and such sale is permitted hereunder; (iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness; (v) clause (a) of the foregoing shall not apply to customary provisions in leases restricting the assignment thereof; and (vi) the foregoing shall not apply to restrictions and conditions contained in agreements evidencing a Permitted Financing.

§2.6    Confidential Information
    Section 21 of the Note Purchase Agreement is hereby amended, by replacing the first paragraph of such provision with the following:

For the purposes of this Section 21, “Confidential Information” means information delivered to any Purchaser by or on behalf of any Obligor or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement (including, without limitation, pursuant to Section 7.1 and Section 7.3) that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of such Obligor, such Subsidiary, any Affiliate or any investment fund or CLO that is managed by such Obligor or any of its Subsidiaries or for which such Obligor or any of its Subsidiaries acts as a general partner or an investment advisor, provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure (other than from a source that Purchaser knew or should reasonably have known was bound by a confidentiality obligation with respect to such information), (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by any Obligor or any Subsidiary or from a source that Purchaser knew or should reasonably have known was bound by a confidentiality obligation with respect to such information or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. No Purchaser shall use the Confidential Information for any purpose (including, without limitation, (x) to compete with the business of the Obligors, any of their Subsidiaries, any Affiliate or any investment fund or CLO that is managed by any of the Obligors or any of their Subsidiaries or for which any of the Obligors or any of their Subsidiaries acts as a general partner or an investment advisor or (y) in connection with the creation or management of any investment fund or CLO for which a Purchaser or any of its affiliates acts as a general partner or an investment advisor) other than purposes directly related to the holding of the Notes by the Purchaser. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser, provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, officers, employees, agents, attorneys, trustees and affiliates to the extent such Person needs to know such information for purposes directly related to the administration of the Purchaser’s holding of the Notes and who agree to hold confidential the Confidential Information substantially in accordance with this Section 21 and are prohibited from using the Confidential Information other than for purposes directly related to the Purchaser’s holding of the Notes, (ii) its auditors, financial advisors and other professional advisors who need to know such information for purposes directly related to the Purchaser’s holding of the Notes and agree to hold confidential the Confidential Information substantially in accordance with this Section 21 and are prohibited from using the Confidential Information other than for purposes directly related to the Purchaser’s holding of the Notes, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (v) any Person from which it offers to purchase any Security of the Obligors (if such Person has agreed in writing prior to its receipt of such

Confidential Information to be bound by this Section 21), (vi) any federal or state regulatory or tax authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (provided that, solely with respect to clause (y) immediately below, the Purchaser shall use its reasonable efforts to cause such Person to agree in writing prior to its receipt of such Confidential Information to be bound by this Section 21), (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes or this Agreement. In the event of a disclosure pursuant to clause (vi) and (viii), such Purchaser shall, unless prohibited by applicable law or legal process, notify the Company as soon as practical in the event of any such disclosure and disclose Confidential Information to the minimum extent required or requested and shall, upon the Company’s request and expense, reasonably cooperate with the Company in connection with obtaining a protective order or other appropriate means to protect the confidentiality of the Confidential Information being disclosed. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 21 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Obligors embodying this Section 21.

§2.7    Defined Terms
    The following defined terms shall be added to the Note Purchase Agreement:

“CLO” means a collateralized loan obligation vehicle or similar debt securitization vehicle or entity.

“CLO Subsidiary” means, at any time, (i) any Subsidiary that (x) manages or has been established to manage one or more CLOs or (y) is an Affiliate of a Subsidiary described in clause (x) that purchases or otherwise acquires and/or retains securities, obligations or other interests in such CLO for the purpose of, among other things, satisfying (including on a prospective basis) any applicable risk retention laws, rules, regulations, guidelines, technical standards or guidance of any Governmental Authority and (ii) any Subsidiary of a Subsidiary described in the preceding clause (i).

“Fitch” means Fitch IBCA Inc., or any successor thereto.

“Moody’s” means Moody’s Investors Services, Inc., or any successor thereto.

“Non-CLO Subsidiary” means, at any time, any Subsidiary that is not a CLO Subsidiary.

“Non-Recourse CLO Subsidiary Indebtedness” means the Indebtedness of a CLO Subsidiary that is non-recourse to each of the Obligors and its respective Non-CLO Subsidiaries.

“Rating Agency” means Moody’s, S&P, Fitch or another nationally recognized rating agency reasonably acceptable to the Required Holders.

“S&P” means Standard & Poor’s Ratings Group, a division of McGraw-Hill, or any successor thereto.

In addition, the following defined terms shall be amended and restated in their entirety, as follows:

“Combined Net Income” means, for any period, the combined net income (or loss) of the Obligors and their respective consolidated Subsidiaries, determined in accordance with GAAP; provided that there shall be excluded (a) the income (or deficit) of any Person accrued prior to the date it becomes a Subsidiary of any Obligor or is merged into or consolidated with any Obligor or any Subsidiary, (b) the income (or deficit) of any Person (other than a Non-CLO Subsidiary of any of the Obligors) in which any Obligor or any Subsidiary has an ownership interest, except to the extent that any such income is actually received by such Obligor or such Subsidiary in the form of dividends or similar distributions and (c) the undistributed earnings of any Subsidiary of the Obligors to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary is not at the time permitted by the terms of any Contractual Obligation, Organizational Document or Requirement of Law applicable to such Subsidiary.

“Combined Total Debt” means, at any date, the combined principal amount of all Indebtedness of the Obligors and their respective consolidated Subsidiaries at such date, determined in accordance with GAAP; provided that Combined Total Debt shall not include Non-Recourse CLO Subsidiary Indebtedness.

“Controlled Entity” means OCG and OCGH and each of their respective subsidiaries other than (i) any investment fund or CLO or any subsidiary thereof that is managed by any subsidiary of OCG or OCGH or (ii) an entity held by OCG, OCGH or any of their respective subsidiaries that holds investments that it or an Affiliate thereof manages or intends to manage as part of an investment fund or a CLO, including any entity formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy.

“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America, except any requirement for the consolidation of investment funds or CLOs advised or managed by the Obligors and other entities that may be required by FASB ASC 810-20 or similar and subsequent authoritative accounting pronouncements.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money or payment obligations of such Person with respect to deposits or advances of any kind, (b) all payment obligations of such Person evidenced by bonds, debentures, notes or similar instruments, representing an extension of credit to such Person, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all payment obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person for the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, but only to the extent of the fair market value of the assets subject to such Lien, (g) all Guaranties by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of reimbursement for draws under letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and (k) net liabilities of such Person under Hedging Agreements. The Indebtedness of any Person shall include the Indebtedness of any general partnership and any other entity under which the equity owners of such entity do not have limited liability, in each case, to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent (x) the terms of such Indebtedness provide that such Person is not liable therefor or (y) such Person (i) is a Subsidiary that serves as the general partner (or equivalent) of one or more investment funds or CLOs or their respective subsidiaries managed by any of the Obligors or any of their Affiliates and (ii) does not engage in any business other than to act as the general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries and does not own any assets other than the ownership interest in such investment funds or CLOs or their respective subsidiaries and any assets related solely to such Person’s role as general partner (or equivalent) of such investment funds or CLOs or their respective subsidiaries.

“Material Credit Facility” means, as to the Obligors and their Subsidiaries,

(a)    the Principal Credit Facility;
(b)    the Existing Note Agreements; and
(c)    any other agreement(s) creating or evidencing indebtedness for borrowed money entered into on or after the date of Closing by any Obligor or any Subsidiary (other than any CLO Subsidiary), or in respect of which any Obligor or any Subsidiary (other than any CLO Subsidiary) is an obligor or otherwise provides a guaranty or other credit support (“Credit Facility”), in a principal amount outstanding or available for borrowing equal to or greater than $250,000,000 (or the equivalent of such amount in the relevant currency of payment, determined as of the date of the closing of such facility based on the exchange rate of such other currency); provided that solely for the purposes of Section 9.7, the foregoing shall exclude any agreements with respect to a Lien permitted under Sections 10.5(d) and 10.5(e).

“Priority Indebtedness” means (without duplication), as of the date of any determination thereof, the sum of (i) all unsecured Indebtedness of Subsidiaries (other than Non-Recourse CLO Subsidiary Indebtedness) (excluding (x) Indebtedness owing to any Obligor or any Wholly-Owned Subsidiary and (y) Indebtedness of any Obligor) and (ii) all Indebtedness of the Obligors and their Subsidiaries (other than Non-Recourse CLO Subsidiary Indebtedness) secured by Liens other than Indebtedness secured by Liens permitted by subparagraphs (a) through (h), inclusive, of Section 10.5.

“Subsidiary” means any subsidiary of the Obligors other than any investment fund or CLO or any subsidiary thereof that is managed by any Obligor or any Subsidiary. For purposes of clarification, the term “Subsidiary” hereunder shall not include an entity held by an Obligor (or any of its Subsidiaries) that holds investments that an Obligor or an Affiliate thereof manages or intends to manage as part of an investment fund or a CLO, including any entity formed for the purpose of holding investments in connection with seeding a new investment portfolio or strategy.

SECTION 3.     MISCELLANEOUS
§3.1    Conditions to Effectiveness. The effectiveness of this Amendment is expressly subject to the following conditions: (i) the representations and warranties made by the Obligors under Section 2 of this Amendment shall be true and correct, (ii) executed counterparts of this Amendment, duly executed by the Obligors and Required Holders shall have been delivered to the holders of the Notes and (iii) the Company shall have paid, or reimbursed the Holders for, the reasonable fees, charges and disbursements of special counsel to the Holders; provided that the Company shall not be liable for the attorneys’ fees, costs and disbursements of more than one firm of special counsel (which firm shall be the firm retained to represent all holders of Notes collectively).
§3.2    Instrument Pursuant to Note Purchase Agreement. This Amendment is executed pursuant to Section 18 of the Note Purchase Agreement and shall be construed, administered, and applied in accordance with all of the terms and provisions of the Note Purchase Agreement. Except as expressly set forth herein, all of the representations, warranties, terms, covenants and conditions of the Note Purchase Agreement shall remain unamended and in full force and effect.
§3.3    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
§3.4    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument.
§3.5    Governing Law. This Amendment shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Amendment as of the date first set forth above.
OAKTREE CAPITAL MANAGEMENT, L.P.

By: __/s/ Jay Wintrob_______________________________
    Name:    Jay Wintrob
    Title:    Chief Executive Officer

By: __/s/ Daniel Levin_______________________________
    Name:    Daniel Levin
    Title:    Chief Financial Officer

OAKTREE CAPITAL I, L.P.

By: __/s/ Jay Wintrob_______________________________
    Name:    Jay Wintrob
    Title:    Chief Executive Officer

By: __/s/ Daniel Levin_______________________________
    Name:    Daniel Levin
    Title:    Chief Financial Officer

OAKTREE CAPITAL II, L.P.

By: __/s/ Jay Wintrob_______________________________
    Name:    Jay Wintrob
    Title:    Chief Executive Officer

By: __/s/ Daniel Levin_______________________________
    Name:    Daniel Levin
    Title:    Chief Financial Officer

OAKTREE AIF INVESTMENTS, L.P.

By: __/s/ Jay Wintrob_______________________________
    Name:    Jay Wintrob
    Title:    Chief Executive Officer

By: __/s/ Daniel Levin_______________________________
    Name:    Daniel Levin
    Title:    Chief Financial Officer

Name of Holder:    The Northwestern Mutual Life Insurance
By:    Northwestern Mutual Investment
Management Company, LLC,
its investment adviser

By: __/s/ Michael H. Leske_______________________________
            Name:    Michael H. Leske
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Metropolitan Life Insurance Company, on behalf of its
Separate Account 733
By:    MetLife Insurance Advisors, LLC, its Investment Manager

By: __/s/ John Wills_______________________________
            Name:    John Wills
            Title:    Senior Vice President and Managing Director

MetLife Insurance K.K.
By:    MetLife Insurance Advisors, LLC, its Investment Manager

By: __/s/ John Wills_______________________________
            Name:    John Wills
            Title:    Senior Vice President and Managing Director

Just Retirement Limited
By:    MetLife Investment Management Limited, as Investment Manager

By: __/s/ Jason Rothenberg_______________________________
            Name:    Jason Rothenberg
            Title:    Authorised Signatory

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Massachusetts Mutual Life Insurance Company
By:    Barings LLC, as Investment Adviser

By: __/s/ John B.Wheeler_______________________________
            Name:    John B. Wheeler
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    MassMutual Asia Limited
By:    Barings LLC as Investment Adviser

By: __/s/ John B.Wheeler_______________________________
            Name:    John B. Wheeler
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Banner Life Insurance Company
By:    Barings LLC as Investment Adviser

By: __/s/ John B.Wheeler_______________________________
            Name:    John B. Wheeler
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    American General Life Insurance Company
The United States Life Insurance Company in the City of New York
National Union Fire Insurance Company of Pittsburgh, PA
Lexington Insurance Company
United Guaranty Residential Insurance Company

By:    AIG Asset Management (U.S.) LLC, Investment Adviser

By: __/s/ Gerald Herman_______________________________
            Name:    Gerald Herman
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Voya Retirement Insurance and Annuity Company (f/k/a ING Life Insurance and Annuity Company
Voya Insurance and Annuity Company (F/K/A ING USA Annuity and Life Insurance Company)
Reliastar Life Insurance Company
Security Life of Denver Insurance Company

By:    Voya Investment Management LLC, as Agent

By: __/s/ Joshua Winchester_____________________________
            Name:    Joshua Winchester
            Title:    Vice President

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Phoenix Life Insurance Company

By: __/s/ Christopher M. Wilkos_________________________
            Name:    Christopher M. Wilkos
            Title:    Vice President

Principal Amount of Senior Notes held:

    [***]

Name of Holder:    PHL Variable Insurance Company

By: __/s/ Christopher M. Wilkos_________________________
            Name:    Christopher M. Wilkos
            Title:    Vice President

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Gleaner Life Insurance Society
Health Care Service Corporation
Catholic United Financial
American Republic Insurance Company
Trustmark Insurance Company
Blue Cross and Blue Shield of Florida, Inc.
Fidelity Life Association
Dearborn National Life Insurance Company
Catholic Financial Life
UnitedHealthcare Insurance Company
Western Fraternal Life Association
Catholic Life Insurance
Minnesota Life Insurance Company

By:    Advantus Capital Management, Inc.

By: __/s/ Theodore R. Hoxmeier________________________
            Name:    Theodore R. Hoxmeier
            Title:    Vice President

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    AXA Equitable Life Insurance Company

By: __/s/ Amy Judd_________________________
            Name:    Amy Judd
            Title:    Investment Officer

Principal Amount of Senior Notes held:

    [***]

Name of Holder:    MONY Life Insurance Company of America

By: __/s/ Amy Judd_________________________
            Name:    Amy Judd
            Title:    Investment Officer

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Horizon Blue Cross Blue Shield of New Jersey

By:    Cudd & Co. (as nominee for Horizon Blue Cross Blue Shield of New Jersey)

By: __/s/ Andrew J. Michaels_________________________
            Name:    Andrew J. Michaels
            Title:    Vice President

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Gerber Life Insurance Company

By:    Band & Co. As Nominee for Gerber Life Insurance Company

By: __/s/ Lorra Donnelly_________________________
            Name:    Lorra Donnelly
            Title:    AVP

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Connecticut General Life Insurance Company

By:    Cigna Investments, Inc. (authorized agent)

By: __/s/ Elisabeth V. Piker_________________________
            Name:    Elizabeth V. Piker
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

Name of Holder:    Cigna Life Insurance Company of New York

By:    Cigna Investments, Inc. (authorized agent)

By: __/s/ Elisabeth V. Piker_________________________
            Name:    Elizabeth V. Piker
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

[Signature Page to Amendment to Note Purchase Agreement]

Name of Holder:    Life Insurance Company of North America

By:    Cigna Investments, Inc. (authorized agent)

By: __/s/ Elisabeth V. Piker_________________________
            Name:    Elizabeth V. Piker
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]

Name of Holder:    Cigna Life Insurance Company of New York

By:    Cigna Investments, Inc. (authorized agent)

By: __/s/ Elisabeth V. Piker_________________________
            Name:    Elizabeth V. Piker
            Title:    Managing Director

Principal Amount of Senior Notes held:

    [***]
[Signature Page to Amendment to Note Purchase Agreement]